UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NEURAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-5079684
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11550 N. Meridian Street, Suite 325, Carmel, IN	46032
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-269179.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are shares of common stock, par value $0.001 per share (the “Common Stock”), of Neuraxis, Inc, a Delaware company (the “Company”). A description of the Common Stock is set forth under the heading “Description of Our Securities” and under the subheading “Common Stock” in the prospectus that constitutes a part of the Company’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission (the “Commission”) on January 10, 2023 (File No. 333-269179), and as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEURAXIS, INC.

Date: August 8, 2023	By:	/s/ Brian Carrico
Brian Carrico
Chief Executive Officer